Exhibit 2.2
Execution Version

FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of June 5, 2026, is made and entered into among Solaris Energy Infrastructure, LLC, a Delaware limited liability company (“OpCo”), Project G Buyer, LLC, a Texas limited liability company and wholly owned subsidiary of Parent (the “Buyer”), Focus Genco Cayman Ltd., an exempted company with limited liability organized under the Laws of the Cayman Islands (the “Company”), the undersigned former holders of shares of the Company (each, a “Seller” and, collectively, the “Sellers”), Alan Zelazo, solely in his capacity as the Sellers Representative (the “Sellers Representative”), and Solaris Energy Infrastructure, Inc., a Delaware corporation (“Parent”). Each of OpCo, the Buyer, the Company, the Sellers, the Sellers Representative and Parent are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement (as defined below).
RECITALS
WHEREAS, the Parties entered into that certain Securities Purchase Agreement, dated as of March 16, 2026 (the “Agreement”); and
WHEREAS, in accordance with Section 9.2 of the Agreement, the Parties desire to amend the Agreement as specified herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the following:
1.AMENDMENT TO THE AGREEMENT. The Agreement is hereby amended by replacing the definitions of “Escrow Agent” and “Escrow Agreement” in Section 1.1 of the Agreement with the following:
2.“Escrow Agent” means (i) with respect to the Adjustment Escrow Amount and the Adjustment Escrow Fund, Truist Bank or its successor under the applicable Escrow Agreement and (ii) with respect to the Indemnity Escrow Shares and the Indemnity Escrow Fund, Equiniti Trust Company, LLC or its successor under the applicable Escrow Agreement.
3.“Escrow Agreement” means (i) with respect to the Adjustment Escrow Amount and the Adjustment Escrow Fund, the Escrow Agreement, dated as of March 16, 2026 (as amended by that certain First Amendment to Escrow Agreement, dated as of June 5, 2026), among OpCo, the Sellers Representative and the applicable Escrow Agent and (ii) with respect to the Indemnity Escrow Shares and the Indemnity Escrow Fund, the Escrow Services Agreement, dated as of June 5, 2026, among OpCo, the Sellers Representative and the applicable Escrow Agent.

4.EFFECT ON THE AGREEMENT. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms, and the Agreement, as amended hereby, is hereby confirmed and ratified in all respects. After giving effect to this Amendment, any references in the Agreement to “this Agreement” or to the words “hereof” or “hereunder” or words of similar import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind or nature (other than in this Amendment or as otherwise expressly provided), shall mean the Agreement as amended by this Amendment, whether or not this Amendment is expressly referenced. All references in the Agreement to “the date hereof” or “the date of this Agreement” shall refer to March 16, 2026.
5.MISCELLANEOUS. The provisions of the Agreement set forth in Section 9.6 (Entire Agreement), Section 9.8 (Governing Law), Section 9.9 (Submission to Jurisdiction), Section 9.13 (Severability), Section 9.14 (Waiver of Jury Trial), Section 9.15 (Counterparts) and Section 9.16 (Facsimile or .pdf Signature) are incorporated by reference herein, mutatis mutandis.
Remainder of page intentionally left blank; signature pages follow.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.
OPCO:

SOLARIS ENERGY INFRASTRUCTURE, LLC

By: /s/ Stephan Tompsett
Name:    Stephan Tompsett
Title:    Chief Financial Officer

BUYER:

PROJECT G BUYER, LLC

By: /s/ Stephan Tompsett
Name:    Stephan Tompsett
Title:    Chief Financial Officer

COMPANY:

FOCUS GENCO CAYMAN LTD.

By: /s/ Christopher Powell
Name:    Christopher Powell
Title:    Director

PARENT:

SOLARIS ENERGY INFRASTRUCTURE, INC.

By: /s/ Stephan Tompsett
Name:    Stephan Tompsett
Title:    Chief Financial Officer
[Signature Page to First Amendment to Securities Purchase Agreement]

SELLERS REPRESENTATIVE:

ALAN ZELAZO

By: /s/ Alan Zelazo
Name:    Alan Zelazo

[Signature Page to First Amendment to Securities Purchase Agreement]

SELLERS

GOLEM INTERNATIONAL LIMITED

By: /s/ Alan Zelazo
Name:    Alan Zelazo
Title:    Authorized Signatory

/s/ Eduardo Dal Sasso Mendonça Cruz
EDUARDO DAL SASSO MENDONÇA CRUZ

/s/ Carlos Baccan Netto
CARLOS BACCAN NETTO

/s/ Henrique Coelho Casotti
HENRIQUE COELHO CASOTTI

/s/ Marcia Pacianotto Ribeiro
MARCIA PACIANOTTO RIBEIRO

/s/ Gabriel Bernardo de Almeida Arruda
GABRIEL BERNARDO DE ALMEIDA ARRUDA

/s/ Adriano Cezário de Oliveira
ADRIANO CEZÁRIO DE OLIVEIRA

/s/ Diego de Oliveira Velloso
DIEGO DE OLIVEIRA VELLOSO

/s/ Dario Almeida Albagli
DARIO ALMEIDA ALBAGLI

/s/ Henry Orenbuch
HENRY ORENBUCH